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[LOGO OF MONY]

MONY Securities Corporation             Registered Representative Contract
Member NASD, SIPC                       Form No. 16036(3/28/00)
1740 Broadway
New York, NY 10019

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Registered Representative___________________________________________________________________    Code Number__________

Resident Address___________________________________________________________________________     Agency_______________

City ______________________ County____________________ State or Providence__________________    Effective Date_______
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This contract is made and entered into by and between MONY Securities
Corporation, 1740 Broadway, New York, New York 10019 (hereinafter, "Company"), and ___________________________ (hereinafter, "Representative").

1. AUTHORITY-(a) The Company agrees that during the term hereof the Representative is authorized to sell all products offered through the Company, including, but not limited to, mutual funds, variable annuities, unit investment trusts, limited partnership interests, tax shelter programs, variable life insurance, and such other products which the Company may from time to time be authorized to sell or distribute (hereinafter, "approved products"), and to receive for transmittal to the Company initial payments on said approved products. Tables listing such approved products will be published by the Company from time to time. The Representative is also authorized to represent the Company in connection with the Company's securities brokerage services.
        (b)The Representative shall not represent any other Broker/Dealer doing securities business unless agreed to in writing by the Company, nor have the power to bind the Company in any manner not specified in this contract.
        (c)Whenever a masculine pronoun is used in this contract it shall include the feminine, unless the contrary is clearly indicated.

2. INDEPENDENT CONTRACTOR-(a) Nothing herein shall be construed to create the relationship of employer and employee between the Company and the Representative.
        (b)The Representative, as an Independent contractor, shall be free to determine, within the scope of this contract, the persons from whom to solicit business and the method, time and place of his performance, subject to compliance with the requirements of all applicable federal and state securities laws (including the rules and regulations thereunder), the Rules and Regulations of the National Association of Securities Dealers, Inc. (hereinafter, "NASD"), and any other applicable rules and regulations of governmental authorities, all as from time to time amended, and standard rules of procedures from time to time promulgated by the Company.

3. REGISTRATION AND LICENSING FEES-The Representative will pay any NASD registration and examination fees and all costs or fees involved to qualify under any Blue Sky Law in the state or states where he will conduct business, including any renewal fees.

4. PROCEDURES-(a)All applications for the purchase of approved products are subject to acceptance by the Company and any purchase shall not be deemed to be made until approved and executed by the Company. The Company reserves the right in its sole discretion at any time to reject any and all applications transmitted to it by the Representative and to refund to customers any payments made by them. If the Representative has received commissions on such refunded payments, the Representative agrees to repay such commissions to the Company, and the Company is hereby authorized to deduct the amount thereof from commissions due or to become due the Representative.
        (b)The Representative will forward immediately to the Company all applications and orders for the approved products solicited by him for the Company, together with any payment received by him from the customer without any deduction whatsoever. Such payments are to be by checks or other means of payment, payable to a Bank designated by the Company or as it may otherwise specify.
        (c)The Representative shall have no authority to obligate the Company in any manner whatsoever, except as may expressly be authorized in writing. The Representative shall not forward his own funds to the Company for or on behalf of any customer or otherwise directly or indirectly furnish funds for any customer in connection with any purchase of approved products. The Representative shall not directly or indirectly arrange for, or assist in arranging for, the extension or maintenance of credit to, for, or on behalf of any person in connection with the purchase of approved products.

5. COMMISSIONS-(a)The Company shall pay to the Representative commissions on sales of approved products for applications procured by him hereunder, as shown on Schedule A attached to this contract and made a part hereof. The Company shall also pay commissions to the Representative on his sales in connection with the Company' securities brokerage services, as set forth in said Schedule A.
        (b)The Company reserves the right in its discretion at any time to adjust the commissions payable to the Representative as set forth in Schedule A attached hereto by written notice to the Representative.
        (c)The Representative shall not assign his commissions, whether accrued or not.
        (d)Should an application or sale be rejected for any reason, the representative will not be entitled to any commission on such application or sale.
        (e)Any commission due the Representative under this contract may be applied by the Company to reduce the Representative's indebtedness to the Company, if any, regardless of any claim to or lien on such commission by a third party.
        (f)The Company reserves the right to pay less commissions, or none, on any sale which has the effect of replacing as that term may from time to time be defined by the Company, any life insurance policy or annuity contract previously issued.
        (g)Any commission paid to the Representative in connection with his sale of limited partnership interest(s) to a customer shall be returned by him to the Company, on a pro-rata basis, if the Company subsequently pays additional commissions to resell any or all of such customer's limited partnership interests. The amount of the commission to be returned by the Representative to the Company shall be equal to the commission payable on the unpaid capital portion of such customer's ;limited partnership interest(s). Reasons for the Company reselling a customer's limited partnership interest(s) include, but are not limited to, the following situations: the default of the customer, or the withdrawal of the customer from his agreement to purchase such limited partnership interest(s).

6. GENERAL PROVISIONS-(a)This contract is not assignable or transferable by the Representative, and no rights, interests or benefits accruing to him herein shall be subject to assignment or transfer without the written consent of the Company.
        (b)This contract shall be subject to and be governed by the laws of the State of New York and the statutes and regulations of the United State government, as well as the Rules and Regulations of the NASD. The Representative understands that failure to comply with such rules, regulations, or statutes may result in disciplinary action against him by the NASD, by the Company and by any governmental authorities having jurisdiction.
        (c)The Representative agrees that he will make no written or oral representations concerning the approved products constituting registered securities under the federal securities laws offered for sale by the Company except such as are contained in the current

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        prospectuses and authorized supplementary sales literature made available by the Company. The Representative shall nor solicit business through mailings or advertisements or other media unless the contents thereof have previously been examined and approved in writing by the Company.
        (d)The Company shall not be responsible for the Representative's expenses including, but not limited to bonding, transportation, stenographic, postage, advertising, telephone charges, and other expenses incidental to the Representative's solicitation of business.
        (e)The Representative shall indemnify, and save the Company harmless from any and all expenses, costs, causes of action and damages resulting from or growing out of unauthorized acts or transactions by him.
        (f)The Representative understands that all phone calls between the Representative and the Company shall be tape recorded by the Company. The Representative hereby expressly consents to all such tape recordings of his conversations with the Company.

7. TERMINATION-(a)This contract may be terminated by the Representative or the Company at any time by notice to the other party.
        (b)Upon termination of this contract, the Representative will surrender any securities licenses held by him, as well as any materials furnished to him by the Company for his use.

8. AMENDMENT The Company reserves the right from time to time to change any provision of this contract by thirty days' notice to the Representative. No such change shall affect business produced by the Representative before the change take affect, unless agreed to by the Representative in writing.

9. EFFECTIVE DATE-This contract will take effect on the date on which it is executed by the Company, and serve to revoke all prior Registered Representative Contracts between the Representative and the Company and/or amendments thereto. However, a Representative acting under a prior contract, selecting not to be bound by this contract, is hereby notified that his contract shall be considered terminated thirty days from receipt of this contract.

IN WITNESS WHEREOF, the parties hereto have executed the foregoing contract.

Date:                          Representative:
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Date:                          MONY Securities Corporation by:
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